SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): October 29, 2007

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 108th Avenue NE, Suite 1908
Bellevue, WA 98004
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 26, 2007, SARS Corporation, a Nevada corporation (“SARS” or the “Company”), through its United Kingdom subsidiary, Jinkhold, Ltd. (“Jinkhold”), entered into a material definitive agreement (the “Agreement”) with Andronics, Ltd., a company formed under the laws of Northern Ireland (“Andronics”).

Under the Agreement, SARS shall purchase certain assets of Andronics for the following consideration: (i) assumption of certain liabilities; (ii) 50,000 shares of SARS common stock; and (iii) convertible debentures totaling $722,000 USD.  In connection with the Agreement and as conditions of closing, (i) Jinkhold shall execute a lease agreement with certain shareholders of Andronics for office space in Northern Ireland; (ii) Andronics service contract with British Petroleum shall be novated to Jinkhold; and (iii) stub period financial statements from February 28, 2007, Andronics’ fiscal year end, until September 30, 2007 shall be submitted to SARS.

Item 5.02(b) Departure of a Principal Officer

Jeremy Johnson was terminated from the Chief Technology Officer (“CTO”) position of SARS Corporation, a Nevada corporation, effective October 29, 2007.

To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four (4) days from when this information becomes available.

Item 9.01 Financial Statements and Exhibits

Please see the exhibit index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2007

SARS CORPORATION

By:	/s/ Clayton Shelver
Clayton Shelver Chief Executive Officer

Exhibit Index

Exhibit Number:	Description:
10.1	Andronics Asset Purchase Agreement